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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 17, 2004 (August 12, 2004)
Date of Report (Earliest Event Reported)

Citizens Bancshares Corporation
(Exact Name of Registrant as
Specified in its Charter)

Georgia (State or other jurisdiction (of Incorporation)	333-38509 (Commission File Number)	58-1631302 (IRS Employer Identification Number)

75 Piedmont Avenue, NE, Atlanta, Georgia 30303
(Address of principal executive offices)

(404) 659-5959
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

        On August 12, 2004, Deloitte & Touche, LLP ("Deloitte") notified Citizen's Bancshares Corporation (CBC) that it would not stand for reappointment as the Registrant's independent registered public accounting firm for the year ended December 31, 2004.

        Deloitte had been the Registrant's independent registered public accounting firm for the purpose of auditing its financial statements for the fiscal years ended December 31, 2003 and December 31, 2002. The reports on the financial statements for the aforementioned fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim periods through August 12, 2004, the Registrant has had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their reports. The Registrant has requested Deloitte to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated August 17, 2004 is filed as Exhibit 16.1 to this current report on Form 8-K.

        The Registrant, with the participation and approval of its Audit Committee, has issued a request for proposals to a number of accounting firms and will engage a replacement independent registered public accounting firm by September 30, 2004. Deloitte will continue to serve as the Registrant's independent registered public accounting firm until their replacement is engaged.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        The following exhibit is filed as part of this Report:

Exhibit Number	Description
16.1	Deloitte & Touche, LLP letter dated August 17, 2004

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION
By:	/s/ JAMES E. YOUNG James E. Young President and CEO

Dated: August 17, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 16.1	Letter from Deloitte & Touche, LLP dated August 17, 2004

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  Item 4. Changes in Registrant's Certifying Accountant
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Signature
EXHIBIT INDEX